SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 1, 2011

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)
_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On April 1, 2011, Tactical Air Defense Services, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) with Cornucopia, Ltd. (“Cornucopia”) in connection with a proposed financing arrangement. A copy of the LOI has been attached as an exhibit to this Form 8-K, the terms of which are hereby incorporated by reference.

Pursuant to the terms of the LOI and subject to further negotiation and final agreements and documentation (the “Definitive Agreements”), Cornucopia has agreed to provide the Company up to One Million Dollars (US$1,000,000) in financing as follows:

a.           Initial Financing Terms.  Cornucopia shall provide an initial financing of Four Hundred Thousand Dollars (US$400,000 and the “Initial Financing”) through the sale and issuance by the Company of shares of preferred stock (the “Preferred Stock”) to be designated upon execution of the Definitive Agreements. The Initial Financing and number of shares of Preferred Stock: (i) shall be convertible into 533,333,200 shares of the Company’s restricted common stock, par value $0.001 (the “Common Stock”); (ii) shall maintain a number of votes equal to the number of shares of Common Stock the Preferred Stock is convertible into; (iii) shall provide for a 12% annual coupon payment; (iv) shall be collateralized by certain Company assets to be agreed upon by the parties in the Definitive Agreements; (v) shall provide for a right of participation in the Company’s operating profits to be agreed upon by the parties in the Definitive Agreements; and (vi) shall include (A) a warrant to purchase up to 533,333,200 shares of Common Stock and (B) a warrant to purchase up to 800,000,000 shares of Common Stock.

b.           Subsequent Financing Terms.  Cornucopia shall provide a subsequent financing amount of Six Hundred Thousand Dollars (US$600,000 and the “Subsequent Financing”), as required by and requested by the Company, subject to Cornucopia approval which shall not be unreasonably withheld, through the sale and issuance by the Company of additional shares of Preferred Stock. The Subsequent Financing and shares of Preferred Stock: (i) shall be convertible into shares of Common Stock at a conversion price equal to a fifty percent (50%) discount to the average closing price of the Company’s Common Stock for the thirty (30) day period prior to each Subsequent Financing; (ii) shall maintain a number of votes equal to the number of shares of Common Stock the Subsequent Financing Preferred Stock is convertible into; (iii) shall provide for a 12% annual coupon payment; (iv) shall be collateralized by certain Company assets to be agreed upon by the parties in the Definitive Agreements; and (v) shall provide for a right of participation in the Company’s operating profits to be agreed upon by the parties in the Definitive Agreements.

Although the LOI is binding, as of the date of this Report, the Company and Cornucopia have not finalized the terms of the Definitive Agreements and the Company has received no funding nor proceeds whatsoever from Cornucopia under either the Initial Financing or the Subsequent Financing described above.

Item  7.01                      Regulation FD Disclosure.

Press Releases

In connection with the LOI and concurrently with this Form 8-K, the Company issued a press release relating to the LOI as described in “Item 1.01 Entry Into Material Definitive Agreements” above.  A copy of this press release is furnished as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Letter of Intent between Tactical Air Defense Services, Inc. and Cornucopia, Ltd. dated April 1, 2011

99.1
Press release dated as of April 5, 2011 entitled “Tactical Air Defense Services Receives $1 Million Financing Commitment” relating to the Letter of Intent between Tactical Air Defense Services, Inc. and Cornucopia, Ltd. (Deemed Furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 5, 2011		Tactical Air Defense Services, Inc. /s/ Alexis Korybut

	By:	Alexis Korybut
	Its:	Chief Executive Officer